Exhibit 1.3

DuPont Fabros Technology, Inc.

$200,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: February 23, 2017

EXHIBITS

Exhibit A – Form of Placement Notice

Exhibit B – Authorized Individuals for Placement Notices and Acceptances

Exhibit C – Compensation

Exhibit D – Form of Opinion of Company Counsel

Exhibit E – Officer Certificate

Exhibit F – Issuer Free Writing Prospectus

DuPont Fabros Technology, Inc.

$200,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

February 23, 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with Credit Suisse Securities (USA) LLC (the “Agent”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate sale price of up to $200,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company with the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-204635) (the “Original Registration Statement”), which became effective upon filing, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Original Prospectus Supplement”) to the base prospectus included as part of the Original Registration Statement. The Company will furnish to the Agent, for use by the Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, the “Registration Statement” refers to (i) initially, the Original Registration Statement and (ii) on and after the date on which the Securities may no longer be offered and sold pursuant to the Original Registration Statement, the registration statement, if any, filed by the Company for the purpose of continuing the offering of the Securities following any such date (the “Replacement Registration Statement”), in each case, as amended when it became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B under the Securities Act. Except where the context otherwise requires, the “Prospectus Supplement” refers to (i) initially, the Original Prospectus Supplement and (ii) any prospectus supplement specifically relating to the Securities to the base prospectus included as part of the Replacement Registration Statement, if any. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Company has also entered into separate equity distribution agreements (the “Alternative Equity Distribution Agreements”), dated of even date herewith, with KeyBanc Capital Markets Inc., Robert W. Baird & Co. Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc. and TD Securities (USA) LLC (each, an “Alternative Placement Agent”, and together with the Agent, the “Placement Agents”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. New York City time on the Business Day following the Business Day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Agent set forth on Exhibit B, setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Agent.

Subject to the provisions of Section 6(a), the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock to or through a market maker, or directly to any customer or client of the Agent. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the NYSE.

SECTION 4. Suspension of Sales.

The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the

Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Agent, as follows:

1) The Registration Statement (i) has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Agent.

2) The Company has been since the time of the initial filing of the Original Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Securities. The Company was not, at the earliest time after the initial filing of the Original Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities, and the Company is not, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the applicable Settlement Date.

3) The Original Registration Statement conformed and any Replacement Registration Statement will conform in all material respects, and any amendment to the Original Registration Statement or any Replacement Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Prospectus conformed in all material respects when filed with the Commission pursuant to Rule 424(b) and to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

4) The Original Registration Statement does not contain and any Replacement Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Original Registration Statement or any Replacement Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein. For purposes of this Agreement, the only information so furnished shall be the Agent’s name set forth in the Prospectus Supplement (the “Agent Information”).

5) The Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein.

6) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), as of the Applicable Time, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7) Each Issuer Free Writing Prospectus conforms or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agent; provided that such consent is deemed to have been given with respect to each such Issuer Free Writing Prospectus identified on Exhibit F hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

8) Each of the Company and its subsidiaries has been duly organized or formed, as the case may be, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K. Each subsidiary of the Company that may be considered a “significant subsidiary” (as defined in Rule 405 of the Rules and Regulations) is included on such Exhibit 21.1.

9) The Company has an authorized capitalization as set forth in the Prospectus in the section titled “Capitalization,” as of the dates referenced therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as described in the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. All of the issued shares of capital stock or membership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

10) The Securities to be issued and sold by the Company through the Agent hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

11) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

12) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, impositions or defaults described in the Original Registration Statement or any Replacement Registration Statement or that could not reasonably be expected to have a Material Adverse Effect.

13) Except as described in the Prospectus, no consent, approval, authorization, order, filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Prospectus, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, or applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Agent.

14) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Original Registration Statement or any Replacement Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

15) Except as described in the Prospectus or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any adverse change in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries, taken as a whole.

16) Since the date as of which information is given in the Prospectus, except as described in the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) except for regular quarterly distributions on its capital stock, declared or paid any dividend on its capital stock.

17) Except as otherwise stated therein, the historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The other financial data set forth under “Summary—Summary Financial Information and Other Data” and “Capitalization” included in the Prospectus, and similar sections incorporated by reference in the Prospectus, present fairly the financial position and results of operations of the entities purported to be shown thereby at the dates and for the periods indicated.

18) Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and whose report is incorporated by reference in the Prospectus and who has delivered the Initial Comfort Letter referred to in Section 7(q) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported incorporated by reference in the Prospectus.

19) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries. Each of the properties of the Company and any of its subsidiaries complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the properties of the Company or any of its subsidiaries or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened, which if consummated, would reasonably be expected to have, in the aggregate, a Material Adverse Effect.

20) The Company and its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies in all material respects; neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

21) The consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects; the statistical and market and industry-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

22) Neither the Company nor any subsidiary is and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

23) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

24) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. The Company does not have any knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof. The statements made in the Prospectus under the captions “Description of the Partnership Agreement of DuPont Fabros Technology, L.P.” and “Description of Common Stock”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

25) Except as described in the Prospectus, no relationship, direct or indirect, exists between or among any of the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus which is not so described.

26) No labor dispute by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

27) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualified status of such Plan or is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

28) The Company and each of its subsidiaries have filed all material federal, state, local and non-U.S. income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes to the extent such taxes are due and payable, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies.

29) Except as disclosed in the Prospectus, to the knowledge of the Company, there is no pending or threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any property.

30) The Company is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

31) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan, lease (under which the Company or a subsidiary is landlord), ground lease (under which the Company or a subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, parking management agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such default, violation or failure could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

32) (i) The Company and each of its subsidiaries have fee simple title to the properties owned by it, in each case, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (1) are disclosed in the Prospectus, or (2) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received from any governmental authority any written notice of any condemnation of, or zoning change affecting, the properties or any part thereof, and neither the Company nor any of its subsidiaries knows of any such condemnation or zoning change which is threatened, which if consummated would reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) True, correct and complete copies of all leases, amendments, exhibits, schedules or other documents that comprise the leases that the Company or its subsidiaries have entered into and are currently in effect (the “Leases”) have been made available for review by the Agent or its counsel; (iv) other than the Leases, there are no other leases or similar arrangements that are material to the Company between the Company or any of its subsidiaries and a tenant under a Lease relating to any of the properties which has not been provided to the Agent or its counsel; and (v) except as otherwise described in the Prospectus: (1) to the knowledge of the Company, all of the

Leases, and, all guaranties related thereto, if any, are in full force and effect; (2) no tenant has asserted in writing any defense or set-off against the payment of rent in connection with the Leases nor has any tenant contested any tax, operating cost or other escalation payment or occupancy charge, or any other amounts payable under its Leases; (3) neither the Company nor its subsidiaries have waived in writing any material provision under any Lease; (4) to the knowledge of the Company, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any tenant under any of the terms and provisions of the Leases, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (5) no tenant under any of the leases at the properties has a right of first refusal to purchase the premises demised under such lease.

33) Except as disclosed in the Prospectus, or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, all entitlements necessary for development and/or renovation of each of the properties of the Company planned for development, material expansion or renovation as described in the Prospectus as having been vested or entitled with development rights have been obtained, except for such approvals that the Company expects will be issued in normal course. With respect to any other property of the Company currently planned for development, material expansion or renovation and which is not described in the Prospectus as having received all necessary entitlements, the Company expects that such entitlements will be issued in normal course

34) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or any of its subsidiaries of interests in assets or real property that is required to be described in the Prospectus that is not already so described.

35) Any mortgages or deeds of trust that encumber properties owned directly or indirectly by the Company or any of its subsidiaries are not convertible into equity securities of the entity owning such property and said mortgages and deeds of trust will not at such time be cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries hold participating interests in such mortgages or deeds of trust.

36) The Company and its subsidiaries currently have title insurance in full force and effect insuring the fee interests in each of their owned real properties, in an amount and with coverage that is commercially reasonable for such property, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

37) The Company and each of its subsidiaries (i) make and keep books and records that are accurate in all material respects and (ii) maintain and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

38) Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

39) (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they will file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

40) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

41) Except as described in the Prospectus, the Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectus, except where the failure to possess any of the foregoing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Prospectus, each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

42) Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

43) Except as described in the Prospectus, (i) the Company and each of its subsidiaries are in material compliance with all laws, regulations, ordinances, rules, common law rulings, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to pollution or the protection of human health or safety, the environment, or natural resources, or to Hazardous Materials (as hereinafter defined) (“Environmental Laws”), which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) neither the Company nor any of its subsidiaries has any material liability under Environmental Law or has received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the Release of Hazardous Materials, (iii) no Hazardous Materials have been Released at, on, under or from any real property currently or formerly owned, operated or leased by the Company or any of its subsidiaries, except for Releases that would not reasonably be expected to cause the Company or any of its subsidiaries to incur material liability under Environmental Laws, and (iv) (X) there are no proceedings that are pending or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions, exclusive of interest and costs, of $100,000 or more will be imposed, (Y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials, that could reasonably be expected to have a material effect on the value of any of the properties or materially interfere with the use being made of the properties, and (Z) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws, except in the case of each of clauses (i), (ii) and (iii) where such non-compliance, liability, Release or failure to comply with any other obligations as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, “Hazardous Materials” means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any environmental law, including, without limitation, polychlorinated biphenyls, mold, methyl-tertiary butyl ether, asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum (including crude oil or any fraction thereof) or petroleum products; and “Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.

44) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Prospectus.

45) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

46) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

47) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

48) The Company has not distributed and, prior to the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Prospectus, any Permitted Free Writing Prospectus and any Issuer Free Writing Prospectus set forth on Exhibit F hereto.

49) The Securities are an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

50) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

51) The Securities have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

52) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a separate agreement (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent at which such Placement Securities were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8(a) hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Agent may request in writing at least one full Business Day before the Settlement Date. The certificates for the Securities will be made available for examination and packaging by the Agent in The City of New York not later than noon New York City time on the Business Day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Equity Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Equity Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Equity Distribution Agreements, exceed the Maximum Amount.

(f) Use of Agent and Alternative Placement Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Agent or an Alternative Placement Agent on any single given day (subject to the exceptions set forth in Section 7(j) below), but in no event more than one, and the Company shall in no event request that the Agent and the Alternative Placement Agents sell Securities on the same day.

(g) Blackout Periods. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agent shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) during the period beginning on the earlier of (A) the 15th Business Day after the end of each fiscal year or fiscal quarter of the Company and (B) the 14th day prior to the date (each, an “Announcement Date”) on which the Company shall issue or make a press release containing, or public announcement of, its earnings, revenues or other results of operations for such fiscal year or fiscal quarter (each, an “Earnings Announcement”), and ending on the time that is 24 hours after the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q for such fiscal year or quarter, as applicable, is filed with the Commission (each, a “Filing Time”).

(h) Earnings 8-K. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(n), (o), (p) and (q) respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 7(l) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clause (i) of Section 6(g), which shall have independent application.

(i) Accuracy of Representations and Warranties. At each Applicable Time, Settlement Date, Registration Statement Amendment Date (as defined in the following sentence), the date on which the Company files with the Commission an annual report on Form 10-K or a quarterly report on Form 10-Q, or on any date the Agent may so request (provided that the Agent shall not make such a request during any period that the Company is not and will not be selling any Securities), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. “Registration Statement Amendment Date” shall mean each date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Securities, (2) in connection with the filing of a prospectus supplement that contains solely the information with regard to the number of Securities sold through the Agent under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Securities pursuant to this Agreement in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Securities were made through the Agent under this Agreement, (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)). Any obligation of the Agent to use its commercially reasonable efforts to sell the Securities on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

SECTION 7. Covenants of the Company.

The Company covenants with the Agent as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (unless the Company’s legal counsel has advised the Company that filing such document is required by law) (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agent may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will promptly from time to time take such action as the Agent may reasonably request to qualify the Placement Securities for offering and sale under the securities laws of such jurisdictions as the Agent may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to cause the Placement Securities to be listed on the NYSE, subject only to notice of issuance, and will use its best efforts to maintain such listing.

(i) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without (i) giving the Agent at least two (2) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, except as provided hereunder, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (other than (x) the Common Stock to be offered and sold through the Agent or any Alternative Placement Agent pursuant to this Agreement, any Alternative Equity Distribution Agreement or any terms agreement, (y) pursuant to employee stock incentive plans or long-term incentive plans described in the Prospectus, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement or (z) issuances of up to $5,000,000 of Common Stock in the aggregate in connection with property acquisitions provided that the recipient of such Common Stock agrees to be bound in writing by the restrictions set forth in this paragraph).

(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(m) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Agent and any Alternative Placement Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent and any Alternative Placement Agent with respect to such Placement Securities.

(n) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement or any Alternative Equity Distribution Agreement and:

1) each time the Company:

(i) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

2) at any other time reasonably requested by the Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit E on any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Agent sells any Placement Securities, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(o) Company Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and on each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Agent the written opinions of Hogan Lovells US LLP (“Company Counsel”), or other counsel satisfactory to the Agent, in form and substance satisfactory to the Agent and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the forms attached hereto as Exhibit D, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Agent’s Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and on each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Agent shall have received such written opinion or opinions of Davis Polk & Wardwell LLP, counsel to the Agent and the Alternative Placement Agents, dated as of such date, in form and substance satisfactory to the Agent, with respect to such matters as the Agent may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Company with a Reliance Letter to the effect that the Company may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and on each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(s) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(t) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agent as principal or agent hereunder and sales of the Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the interest of each party.

(u) Regulation M. In the event the Securities cease to be “actively traded securities” exempt from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Company will notify the Agent of such change as soon as practicable.

(v) REIT Treatment. The Company will use its reasonable best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement, subject to any future determination by the Company’s board of directors that it is no longer in the Company’s best interests to qualify as a REIT.

(w) Refusal to Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 5(a)(1) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.

(x) Proprietary Trading by the Agent. The Company consents, to the extent permitted under the Securities Act and the Exchange Act, to the Agent trading in the Company’s Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of Securities occur pursuant to this Agreement.

(y) Trademarks. Upon request of the Agent, the Company shall furnish, or cause to be furnished, to the Agent an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by the Agent for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(z) Reservation of Securities. The Company agrees to reserve and keep available sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Stock, of the maximum aggregate value of Securities authorized for issuance by the Company’s board of directors pursuant to the terms of this Agreement and the Alternative Equity Distribution Agreements.

(aa) Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Original Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Securities purchased by the Placement Agents as principals remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Placement Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Placement Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Placement Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Securities, in a form and substance satisfactory to the Placement Agents, (iii) use its best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Placement Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the expired Original Registration Statement.

(bb) Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Securities purchased by the Placement Agents as principals remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Placement Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities, in form and substance satisfactory to the Placement Agents, (iii) use its best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Placement Agents of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.

(cc) Subsequent to each Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Company Counsel and the Company’s accountants in connection with the registration of the Placement Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filings of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Agent, (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Placement Securities, (iii) all expenses in connection with the qualification of the Placement Securities for offering and sale under state securities laws as provided in Section 7(e) hereof, including the reasonable fees and disbursements of counsel for the Agent and the Alternative Placement Agents in connection with such qualification and in connection with the Blue Sky survey, (iv) all fees and expenses in connection with listing the Placement Securities on the NYSE, and any stock or transfer taxes and stamp or similar duties on the issuance and listing of the Placement Securities, (v) the filing fees incident to, and the fees and disbursements of counsel for the Agent in connection with, any required review by FINRA of the terms of the sale of the Placement Securities, (vi) the cost of preparing stock certificates, (vii) the cost and charges of any transfer agent or registrar, (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section and (ix) if Securities having an aggregate offering price of $20,000,000 or more have not been offered and sold under this Agreement and/or the Alternative Equity Distribution Agreements collectively by the twenty-four-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agent incurred by the Agent and the Alternative Placement Agents in connection with the transactions contemplated by this Agreement (the “Expenses”); provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement and pursuant to the Alternative Equity Distribution Agreements in excess of $150,000 in the aggregate. If such Expenses pursuant to this Agreement and the Alternative Equity Distribution Agreements are in excess of the $150,000 limit of reimbursement, each Placement Agent under this Agreement and the Alternative Equity Distribution Agreements shall be reimbursed for its pro rata share (based on the aggregate offering price of Securities sold by each Placement Agent pursuant to this Agreement and/or the Alternative Equity Distribution Agreement as of the Determination Date) of up to $150,000 of such Expenses. The Expenses shall be due and payable by the Company to the Agent within five (5) Business Days of the Determination Date. The Placement Agents shall be solely responsible for allocating any reimbursement pursuant to this subsection among themselves.

(b) Termination of Agreement. If this Agreement is terminated by the Agent in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse the Agent for all of its Expenses in connection with the transactions contemplated by this Agreement, unless Securities having an aggregate offering price of $20,000,000 or more have previously been offered and sold under this Agreement and/or the Alternative Equity Distribution Agreements; provided that the Company shall not be obligated to reimburse any Expenses pursuant to this Agreement and pursuant to the Alternative Equity Distribution Agreements in excess of $150,000 in the aggregate.

SECTION 9. Conditions of the Agent’s Obligations.

The obligations of the Agent hereunder with respect to a Placement will be subject, in its discretion, to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to such Placement Securities within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinion of Counsel for Company. The Agent shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f) Opinion of Counsel for Agent. The Agent shall have received the favorable opinion of counsel to the Agent and the Alternative Placement Agents, required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(g) Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h) Accountants’ Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q).

(i) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, including the Agent Information.

(b) Indemnification by the Agent. The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, including the Agent Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 11. Contribution.

If the indemnification provided for in Section 10 hereof is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the amount of any discount, commission or other compensation to be paid by the Company to the Agent as calculated in accordance with the terms set forth in Exhibit C. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company under Section 10 hereof and this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Securities Act and each broker-dealer affiliate of the Agent; and the obligations of the Agent under Section 10 hereof and this Section 11 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Agent.

SECTION 13. Termination of Agreement.

(a) Termination; General. The Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this

Agreement.

(c) Termination by the Agent. The Agent shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Agent or the Alternative Placement Agents on the terms and subject to the conditions set forth herein and in the Alternative Equity Distribution Agreements with an aggregate sale price equal to the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: LCD-IBD. Notices to the Company shall be directed to DuPont Fabros Technology, Inc., 401 9th Street NW, Suite 600, Washington, DC 20004, fax no. 1-866-558-6370, Attention: General Counsel.

SECTION 15. Parties.

This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits.

The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Agent for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Permitted Free Writing Prospectus” means any free writing prospectus consented to by the Agent or by the Company, as the case may be.

“Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“subsidiary” has the meaning set forth in Rule 405 promulgated under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agent outside of the United States.

SECTION 20. Permitted Free Writing Prospectuses.

(a) The Company represents and agrees that, without the prior consent of the Agent, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405; the Agent represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Agent is listed in Exhibit F hereto. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Placement Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(b) The Company has complied and will comply with the requirements of Rule 433 applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 to avoid a requirement to file with the Commission any electronic road show.

SECTION 21. Absence of Fiduciary Relationship.

The Company acknowledges and agrees that:

(a) the Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by the Agent;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

SECTION 22. Waiver of Jury Trial.

The Company and the Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

DUPONT FABROS TECHNOLOGY, INC.

By:	/s/ Christopher P. Eldredge
Christopher P. Eldredge President, Chief Executive Officer, Director

[Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the

date first written above:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Timothy Roepke
Timothy Roepke Managing Director

[Equity Distribution Agreement]

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010-3629

Subject: Equity Distribution — Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between DuPont Fabros Technology, Inc. (the “Company”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) dated February 23, 2017 (the “Agreement”), I hereby request on behalf of the Company that Credit Suisse sell up to [•] of the Company’s common shares of beneficial interest, par value $0.001 per share, at a minimum market price of $[•] per share.

[ADDITIONAL SALES PARAMETERS TO BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY CREDIT SUISSE, AND/OR THE CAPACITY IN WHICH CREDIT SUISSE MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

Christopher P. Eldredge

Jeffrey H. Foster

B-1

EXHIBIT C

The Agent shall be paid compensation that will not exceed, but may be lower than, 2.0% of the gross proceeds from the sales of the Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D

FORM OF OPINION OF HOGAN LOVELLS US LLP

1. The Company is validly existing as a corporation and in good standing as of the date of the Company Good Standing Certificate under the laws of the State of Maryland. The Company has the corporate power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

2. The Operating Partnership is validly existing as a limited partnership and in good standing as of the date of the Operating Partnership Good Standing Certificate under the laws of the State of Maryland.

3. The Operating Partnership has the limited partnership power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

4. Each subsidiary of the Company set forth in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K (other than the Operating Partnership) is validly existing as a limited liability company and in good standing under the laws of the State of Delaware as of the date of its good standing certificate. Each subsidiary of the Company set forth in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K has the limited liability company power to own, lease and operate its current properties and to conduct its business as described in the Prospectus.

5. The Securities have been duly authorized and, when issued in accordance with the provisions of the Agreements, the Securities will be validly issued, fully paid and non-assessable.

6. The authorized capital stock of the Company consists of 250,000,000 shares of the Company’s common stock, par value $0.001 per share and 50,000,000 shares of the Company’s preferred stock, $0.001 par value per share, of which (i) 7,400,000 shares have been classified and designated as 7.875% Series A Redeemable Perpetual Preferred Stock, (ii) 6,650,000 shares have been classified and designated as 7.625% Series B Redeemable Perpetual Preferred Stock and (iii) 8,050,000 shares have been classified and designated as 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock. To our knowledge, based solely on the Officers’ Certificate, the Minutes and the Company Contracts, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Prospectus. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the General Corporation Law of the State of Maryland or, to our knowledge, based solely on the Officers’ Certificate, the Minutes and the Company Contracts, any contractual right to subscribe for any of the Securities.

7. The Agreements have been duly authorized, executed and delivered by the Company.

8. The execution, delivery and consummation by the Company of the Agreements do not (i) violate the General Corporation Law of the State of Maryland or the Charter or Bylaws of the Company, (ii) constitute a violation by the Company of any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any of the Company Orders, or (iv) breach or constitute a default under any of the Company Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

9. No approval or consent of, or registration or filing with, any federal governmental agency or any Maryland governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and consummation by the Company of the Agreements.

10. Based solely upon our review of the information regarding the Company provided through the EDGAR system on the website of the Securities and Exchange Commission (the “Commission”), the Registration Statement became effective under the Securities Act. Based upon a review of the Stop Orders page of the Commission’s website (http://www.sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the Commission. The required filings of the Prospectus, pursuant to Rule 424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b).

11. The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein and the documents incorporated by reference therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act of 1933 (other than the financial statements and schedules and financial information and data included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder.

12. The information in the Prospectus under the captions “Description of the Partnership Agreement of DuPont Fabros Technology, L.P.,” “Description of Common Stock” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects. The Securities conform as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Common Stock.”

13. The Company is not, and immediately following the issuance and sale of the Shares and the application of the proceeds as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

14. The Securities have been authorized for listing by the New York Stock Exchange.

15. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code for each of its taxable years beginning with its taxable year ended December 31, 2007, and the Company’s current organization and current and proposed method of operation (as described in the Prospectus, the Tax Disclosure and the Management Representation Letter) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and future taxable years.

16. The portions of the discussion in the Prospectus under the heading “Certain United States Federal Income Tax Considerations,” as supplemented in the Prospectus Supplement under the heading “Additional Federal Income Tax Considerations,” that describe provisions of or conclusions under applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

As used in this opinion letter, the phrase “to our knowledge” means the actual knowledge (that is, the conscious awareness of facts or other information) of lawyers currently in the firm who have given substantive legal attention to representation of the Company in connection with the Agreements.

Form of Negative Assurance Letter

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(a) the Registration Statement, as of the date of the Agreement, insofar as it relates to the offering of the Securities, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Prospectus, as of its date, insofar as it relates to the offering of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein; or

(d) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company, or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

EXHIBIT E

The undersigned, the duly qualified and elected __________________, of DuPont Fabros Technology, Inc. (the “Company”), a Maryland corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Equity Distribution Agreement dated February 23, 2017 (the “Agreement”) between the Company and Credit Suisse Securities (USA) LLC, that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by Credit Suisse Securities (USA) LLC).

E-1

EXHIBIT F

None.

F-1